Exhibit 10.29

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED LEASE

Amendment Date:	March 31, 2017

Landlord:	DriveTime Car Sales Company, LLC,
An Arizona limited liability company

Tenant:	Carvana, LLC and Carvana Shipping & Delivery, LLC,
each, an Arizona limited liability company

Premises:	As defined in Section 1.1 to the Lease and as depicted in the applicable Exhibit(s) attached thereto

RECITALS:

The Parties acknowledge that the following recitals are true and correct and are a material part of this First Amendment (this “Amendment”) to Lease:

A. Landlord leases the Premises to Tenant pursuant to that certain Lease Agreement by and between Landlord and Tenant dated November 1, 2014, as amended by that certain Amended and Restated Lease Agreement dated March 15, 2015, as amended by that certain Second Amended and Restated Lease Agreement dated July 1, 2015 (as modified August 17, 2015), as amended by that certain Third Amended and Restated Lease Agreement dated March 18, 2016, as amended by that certain Fourth Amended and Restated Lease Agreement dated February 24, 2017 (the “Lease”).

B. Landlord and Tenant desire to modify the Lease as set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the acknowledgements, representations, warranties, and covenants of the Parties stated herein, Landlord and Tenant hereby mutually agree to amend the Lease as follows:

1.	Incorporation of Recitals; Capitalized Terms. The recitals set forth above are deemed to be true and accurate in all respects and are hereby incorporated into this Amendment by this reference. Capitalized terms used in this Amendment shall have the same meanings as ascribed to them in the Lease, unless otherwise defined in this Amendment. For purposes of this Lease and the Amendment, the terms “Inspection Center” and “IRC” shall be deemed equivalent.

2.	Maximum Renewal Hubs. Section 1.2.1 is hereby amended to reflect that Tenant’s right to designate up to ten (10) Hubs as Renewal Hubs before December 31, 2018 shall be net of any renewal options exercised by Tenant after the date of this Amendment at any locations leased by Tenant from Landlord that Tenant uses as “Hubs” (but not “Inspection Centers”), whether pursuant to this Lease or pursuant to any other agreement between Tenant and Landlord. By way of example only, in the event Tenant leases locations as “Hubs” from Landlord pursuant to an agreement other than this Lease and exercises renewal options at two (2) such Hubs after the date of this Amendment, Tenant may only designate up to eight (8) Hubs leased under this Lease as Renewal Hubs. In addition, certain locations leased under this Lease and identified on Exhibit A to this Amendment are not eligible to be Renewal Hubs.

3.	Renewals and Early Exit. Section 1.2.3 is hereby deleted in its entirety and replaced with the following (changes in bold):

“1.2.3 Each renewal option at a Renewal Hub may be exercised by Tenant by providing written notice to Landlord no less than one month prior to the expiration of the applicable Premises’ Lease Term (as the same may have been previously extended), which notice shall specify the Hub for which Tenant is extending the Lease Term, subject to Section 1.2.1.

Tenant acknowledges that Landlord may not own but leases the Premises from another party. Tenant may be a sublessee of the Premises. For Landlord leased properties, notwithstanding anything herein to the contrary, (a) Landlord agrees to comply with the terms of any lease of the Premises under which Landlord is a tenant and (b) any Lease Term shall always end upon the expiration date of the underlying Landlord lease. In addition, for Landlord leased properties that Tenant uses as Hubs (but expressly excluding the Blue Mound, Texas IRC and the Delanco, NJ IRC), notwithstanding anything herein to the contrary, Landlord shall be entitled to exit any of the leased Premises prior to the expiration date of the underlying Landlord lease (“Early Exit”) provided that (i) Landlord may only effect an Early Exit at a Premises if Landlord is, effective as of the Early Exit date, terminating its lease of the applicable Premises (or the Property connected thereto) and abandoning its occupancy and operations at such Property and (ii) Landlord gives Tenant at least ninety (90) days’ prior written notice of such Early Exit. With respect to the Premises, Landlord agrees to provide Tenant with information regarding its lease expirations, Early Exits, and renewals upon request from Tenant, to provide Tenant with copies of any written communication with Landlord’s landlord regarding lease expirations, Early Exits and renewals, and to reasonably cooperate with Tenant regarding assuming or renewing such leases; provided that nothing contained herein will obligate Landlord to renew its lease agreement with Landlord’s landlord. For the avoidance of doubt, Landlord does not have the right to perform an Early Exit at either the Blue Mound, Texas Property or the Delanco, NJ Property.

4.	Supplemental Premises. Section 1.13 is hereby amended to reflect that Tenant has identified to Landlord in writing all Supplemental Premises that Tenant requests be made available by Landlord to Tenant, and that Landlord is deemed released from any obligation under this Lease to make commercially reasonable efforts to accommodate Tenant requests for Supplemental Premises.

5.	Tenant’s Share of Inspection Center Lines. The following sentences is hereby added to Section 2.1: “Without Tenant’s prior written consent, Landlord shall not have any right to reduce Tenant’s pro rata share of physical lines (as opposed to line shifts) at the applicable Inspection Centers to less than 2/3 at the Blue Mound Inspection, TX Inspection Center or less than 1/3 at the Delanco, NJ Inspection Center.”

6.	Access to Public Rights of Way. Section 2.2 is hereby supplemented to reflect that Landlord and Tenant agree that neither will unreasonably interfere with the other’s access between their respectively occupied areas at each Property that is subject to this Lease and public rights of way.

7.	Ancillary Buildings. Section 2.2 is hereby modified to reflect that Tenant may only “construct similar buildings” at Inspection Centers, but shall have no such right at Hubs.

8.	Expansion Area. Section 2.4 is hereby deleted in its entirety.

9.	Branded Items. Section 5.1 is hereby supplemented to reflect that Tenant agrees to make commercially reasonable efforts at Hubs that are retail facilities for Landlord to (i) store vehicle haulers and (ii) display Tenant-branded materials in portions of the Premises that are not readily visible to customer-areas at such facility.

10.	Landlord’s Default and Tenant’s Remedies. The reference in Section 11.4 to “Section 13.4” is hereby replaced with “Section 11.4.”

11.	Premises Schedule. Subject to Section 1.14 of the Lease, Exhibit A to the Lease is hereby modified as follows:

i.	By replacing in its entirety the “Tenant’s Expected Share of Property” and “Expiration Date (subject to renewals at Renewal Hubs)” columns with the columns provided on Exhibit A attached to this Amendment;

ii.	By incorporating the additional columns and information described on Exhibit A to this Amendment; and

iii.	To reflect that “Actual Tenant’s Share” with respect to Hubs shall be deemed to be the amount provided in the column on Exhibit A with such name; provided that in the event Tenant’s actual pro rata utilization of a Property materially deviates from the percentage reflected in Actual Tenant’s Share, the parties shall mutually negotiate in good faith to revise Actual Tenant’s Share appropriately.

12.	Miscellaneous. Except as modified by this Amendment, the Lease remains in full force and effect and is hereby ratified and affirmed by Landlord and Tenant. This Amendment evidences the entire agreement among the parties regarding the subject matter hereof. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall govern and control.

13.	Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all counterparts together shall constitute a single agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties acknowledge their receipt, review, understanding, and acceptance of this Amendment, effective as of the Amendment Date.

Landlord:	DriveTime Car Sales Company, LLC
an Arizona limited liability company

	By:	/s/ Jon Ehlinger

	Name:	Jon Ehlinger

	Title:	Title Manager

Tenant:	Carvana, LLC
an Arizona limited liability company

	By:	/s/ Paul Breaux

	Name:	Paul Breaux

	Title:	Vice President

Tenant:	Carvana Shipping & Delivery, LLC
an Arizona limited liability company

	By:	/s/ Paul Breaux

	Name:	Paul Breaux

	Title:	Vice President

Exhibit A to Amendment

Carvana Hub and Inspection Center Schedule
*Market / State	**Incremental Base Rent		Actual Tenant’s Share	Expiration Date (subject to renewals at Renewal Hubs)

*Stockbridge Temp Storage			14%	11/1/2017
Nashville Hub			2%	3/31/2019
Charlotte Hub			2%	3/31/2019
Alabama Hub (Birmingham)			5%	3/31/2019
Raleigh Hub			4%	3/31/2019
*Orlando Hub			4%	8/1/2017
*Jacksonville Hub			13%	3/31/2019
Tampa Hub			6%	3/31/2019
Miami Hub			7%	3/31/2019
Richmond Hub			10%	3/31/2019
Washington DC Hub	$3,000	**	3%	3/31/2019
Columbus Hub			7%	3/31/2019
Cincinnati Hub			8%	3/31/2019
*Pittsburgh Hub			4%	3/31/2019
Memphis Hub			8%	3/31/2019
Indianapolis Hub			4.2%	3/31/2019
Cleveland Hub			1%	3/31/2019

Blue Mound Inspection Center^	$7,291.67	**	66%	6/30/2024
Delanco Inspection Center			33%	6/30/2020

*	Not Available for Extension
**	Incremental Base Rent= Rent due for property added to DT Lease for Carvana’s exclusive use.
^	Note: The Blue Mound Inspection Center also includes as Premises a portion of 1051 Cantrell Sansom Road, Fort Worth, TX 76131

-	Tenant’s Expected Share shall equal Actual Tenant’s Share

-	During each renewal term, Base Rent at each Premises shall increase by two percent (2%) over the previous term.